UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2021

Entergy Louisiana, LLC
(Exact name of registrant as specified in its charter)

Texas	1-32718	47-4469646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4809 Jefferson Highway, Jefferson, Louisiana		70121
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 4.875% Series due September 2066	ELC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2021, the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Authority”) issued and sold in a public offering for the benefit of Entergy Louisiana, LLC (the “Company”) (i) $16,200,000 aggregate principal amount of tax-exempt pollution control refunding revenue bonds (the “2021A Bonds”) and (ii) $182,480,000 aggregate principal amount of tax-exempt pollution control refunding revenue bonds (the “2021B Bonds” and, together with the 2021A Bonds, the “Bonds”).

The 2021A Bonds bear interest at the rate of 2.00%, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2021, and mature on June 1, 2030. The 2021B Bonds bear interest at the rate of 2.50%, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2021, and mature on April 1, 2036.

Each series of the Bonds was issued under a separate Trust Indenture, dated as of April 1, 2021 (each an “Indenture”), between the Authority and The Bank of New York Mellon, as Trustee (the “Trustee”), and is payable solely from payments to be made by the Company pursuant to a separate Loan Agreement, dated as of April 1, 2021, between the Company and the Authority (each a “Loan Agreement”), pursuant to which the Authority has loaned the proceeds of such series of Bonds to the Company.

The Bonds of each series are secured by a pledge and assignment by the Authority to the Trustee of the revenues derived from the payments to be made by the Company pursuant to the related Loan Agreement, which payments are intended to be sufficient to enable the Trustee to pay when due the principal of and interest on such series of Bonds.

The obligation of the Company under each Loan Agreement to make such payments is evidenced by a separate series of the Company’s collateral trust mortgage bonds (“Mortgage Bonds”) issued and delivered under the Company’s Mortgage and Deed of Trust, dated as of November 1, 2015, with The Bank of New York Mellon, as trustee, as supplemented and modified (the “Mortgage”). Each series of Mortgage Bonds is held by the Trustee for the benefit of the holders of the related series of Bonds.

The proceeds received by the Authority from the sale of the Bonds, together with other funds provided by the Company, are being used to refinance the Company’s obligations with respect to certain outstanding series of pollution control revenue bonds.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indentures, the Loan Agreements, the officer’s certificate and supplemental indenture establishing the Mortgage Bonds and the Mortgage.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

4(a)	Officer’s Certificate No. 22-B-17 establishing the terms of the Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015.
4(b)	Sixteenth Supplemental Indenture relating to the Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015.
4(c)
Loan Agreement, dated as of April 1, 2021, between the Louisiana Local Government Environmental Facilities and Community Development Authority and Entergy Louisiana, LLC relating to Revenue Refunding Bonds (Entergy Louisiana, LLC Project) Series 2021A.

4(d)
Trust Indenture, dated as of April 1, 2021, between the Louisiana Local Government Environmental Facilities and Community Development Authority and The Bank of New York Mellon authorizing Revenue Refunding Bonds (Entergy Louisiana, LLC Project) Series 2021A.

4(e)
Loan Agreement, dated as of April 1, 2021, between the Louisiana Local Government Environmental Facilities and Community Development Authority and Entergy Louisiana, LLC relating to Revenue Refunding Bonds (Entergy Louisiana, LLC Project) Series 2021B.

4(f)
Trust Indenture, dated as of April 1, 2021, between the Louisiana Local Government Environmental Facilities and Community Development Authority and The Bank of New York Mellon authorizing Revenue Refunding Bonds (Entergy Louisiana, LLC Project) Series 2021B.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Louisiana, LLC
(Registrant)
Date April 1, 2021
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer